Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

I, Eric E. Schmidt, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that the Annual Report of Google Inc. on Form 10-K for the fiscal year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Form 10-K fairly presents in all material respects the financial condition and results of operations of Google Inc.

	By:	/S/ ERIC E. SCHMIDT
Date: March 16, 2006	Name:	Eric E. Schmidt
	Title:	Chairman of the Executive Committee and Chief Executive Officer

I, George Reyes, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that the Annual Report of Google Inc. on Form 10-K for the fiscal year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Form 10-K fairly presents in all material respects the financial condition and results of operations of Google Inc.

	By:	/S/ GEORGE REYES
Date: March 16, 2006	Name:	George Reyes
	Title:	Chief Financial Officer